UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                                September 6, 2000

                Date of Report (Date of earliest event recorded)

                                BB&T Corporation

             (Exact name of registrant as specified in its charter)

                         Commission file number: 1-10853

                            North Carolina 56-0939887
          (State of Incorporation) (I.R.S. Employer Identification No.)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101

               (Address of Principal Executive Offices) (Zip Code)

                                 (336) 733-2000
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

                           This Form 8-K has 34 pages.

 Item 5.   Other Events

     BB&T Corporation (NYSE: BBT) today said it plans to buy FirstSpartan Financial Corp. (Nasdaq: FSPT) of Spartanburg, S.C., in a $103.9 million stock swap.

     FirstSpartan Financial Corp., with $591 million in assets, operates 11 banking offices through banking subsidiary First Federal Bank in economically vibrant Spartanburg and Greenville counties.

     The transaction, approved by the directors of both companies, is valued at $26.87 per FirstSpartan share based on BB&T's closing price Tuesday of $26.87. The exchange ratio will be fixed at one BB&T share for each FirstSpartan share. The transaction will be accounted for as a purchase.

     "FirstSpartan is a very successful community bank with an operating philosophy and core values similar to ours," said BB&T Chairman and Chief Executive Officer John Allison. "This acquisition expands our presence along the urban Interstate 85 corridor in South Carolina's rapidly-growing Upstate region."

     The  Greenville-Spartanburg-Anderson   metropolitan  statistical  area  has
received nearly $1.9 billion in European investment from 1998 to 1999, more than any MSA in the nation.

     More than 500 manufacturing companies are located in Spartanburg County alone, including Munich, Germany-based automaker BMW, which recently announced plans for a $300 million expansion. Entrepreneur magazine recently named the Greenville-Spartanburg-Anderson MSA as the nation's eighth best mid-sized area for small business start-ups.

     The acquisition would increase BB&T's South Carolina assets to $5.8 billion. BB&T ranks third in market share in South Carolina and first in Greenville and Spartanburg counties.

     FirstSpartan operates four banking offices in Spartanburg; two in Greer; and one each in Greenville, Boiling Springs, Inman, Duncan and Chesnee.

     Those branches will join BB&T's Greenville-based Upstate Region, one of 20 autonomous regions in the BB&T network. Each region has its own president and operates like a community bank. Nearly all lending decisions are made locally.

     "As a hometown bank dedicated to the people and businesses of Upstate South Carolina, it's great to be joining a customer-oriented organization like BB&T," said FirstSpartan President and CEO Billy L. Painter, who will be named city executive of Spartanburg. "We're glad BB&T is a financial institution that believes strongly that local bankers know what's best for their customers."

     Andy Westbrook, BB&T's Spartanburg city executive, will be named Regional Corporate Banking Manager for BB&T's Upstate Region.

     "Andy will be focusing on the tremendous corporate business opportunities in the region," said BB&T President Kelly King, manager of the Banking Network. "With all of the economic growth in the Upstate, this will certainly be a key position."

     FirstSpartan customers will be introduced to BB&T's strong branch-based sales culture. They also will be introduced to BB&T's wider array of core banking products as well as new products and services such as investments, insurance, retail brokerage and trust.

     Painter will join the BB&T of South Carolina board of directors. The FirstSpartan Financial Corp. board will join BB&T's Spartanburg County advisory board.

     The merger, which is subject to the approval of FirstSpartan shareholders and banking regulators, is expected to be completed in the first quarter of 2001.

     The announcement comes two weeks after BB&T said it would buy Knoxville, Tenn.-based BankFirst Corp., giving it entry into Tennessee.

     Winston-Salem-based  BB&T  Corporation,   with  $55.2  billion  in  assets,
operates 825 banking offices in the Carolinas, Virginia, Maryland, Georgia, West Virginia, Kentucky and Washington, D.C.

     BB&T Corporation is the nation's 18th largest financial holding company. More information is available at www.BBandT.com.

 Item 7.   Exhibits

     99.1  Analyst Presentation Materials

                                      BB&T
                                      and
                          FirstSpartan Financial Corp.
                                 Knoxville, TN
                          Expanding a Great Franchise

                              Analyst Presentation
                                September 6, 2000

Forward-Looking  Information

BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in FirstSpartan Financial Corp.'s fee income ratio and net interest margin, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and FirstSpartan Financial Corp., the amount of general and administrative expense consolidation, costs relating to converting FirstSpartan Financial Corp.s bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities:
(1) expected cost savings from this merger or other previously announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including FirstSpartan Financial Corp., may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and FirstSpartan Financial Corp. are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and FirstSpartan Financial Corp. may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and FirstSpartan Financial Corp.

BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder value of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

                                     Outline


-   Background and transaction terms
-   Financial Data
-   Rationale and strategic objectives
-   Investment criteria
-   Summary

                             BB&T Corporation (BBT)

-   $57.6 billion financial holding company*
- 891 branch locations in NC, SC, VA, GA, MD, WV, KY, TN, and the District of Columbia*

                                         For 3 months
                                        ended 6/30/00**
                                        -------------
-   ROA                                      1.62%
-   Cash Basis ROA                           1.76%
-   ROE                                     21.33%
-   Cash Basis ROE                          27.57%
-   Cash Basis Efficiency Ratio             50.23%

* Includes the pending acquisition of FCNB Corp and BankFirst Corporation ** Recurring earnings.

                          FirstSpartan Financial Corp.
                                     (FSPT)

-   $586 million unitary thrift holding company
-   11 banking offices in South Carolina

                                         For 3 months
                                        ended 6/30/00*
                                        -------------
-   ROA                                      1.11%
-   Cash Basis ROA                           1.11%
-   ROE                                      9.21%
-   Cash Basis ROE                           9.21%
-   Cash Basis Efficiency Ratio             55.00%

* Recurring earnings

                            Pro Forma Company Profile

-   Size:    $58.2 billion in assets
             $10.8 billion in market capitalization*

-   Offices: NC:      337
             VA:      146
             GA:      102
             SC:      101
             WV:       83
             MD:       83
             TN:       32
             KY:       10
             DC:        8
            --------------
             Total    902

* Based on closing prices as of 9/05/00

                            Terms of the Transaction

                            Terms of the Transaction

-   Purchase price:            $26.875 per share*
-   Aggregate value:           $103.9 million*
-   Consideration:             Fixed exchange ratio of 1.0 share of BB&T
                               common stock for each FSPT share
-   Structure:                 Tax-free exchange of stock equal to 100% of
                               purchase price
-   Accounting Treatment:      Transaction will be accounted for as a  purchase
-   Lock-up provision:         Stock option agreement
-   Expected closing:          First quarter 2001

* Based on BB&T's closing stock price of $26.875 as of 9/05/00

                                     Pricing

-        Purchase price                     $26.875
-        Premium/market                      31.9%*
-        Price/6-30-00 stated book            1.44x
-        Price/LTM EPS                       15.18x
-        BB&T shares issued                   3.9 million**

*  Based on FSPT's closing stock price of $20.375 as of 9/05/00
** BB&T shares issued based on FSPT shares outstanding adjusted for stock options using the treasury method



                            Acquisition Comparables*


                  Acquisitions Announced since February 1, 2000
              with Deal Values between $100 Million and $2 Billion



                                                                       Date        Seller                    Deal Value/    Deal Pr/
             Buyer                             Seller               Announced   Total Assets   Deal Value      Assets       Stock Pr
             -----                             ------               ---------   ------------   ----------      ------       --------
                                                                                    ($M)          ($M)           (%)           (%)

Wells Fargo & Company ..........   First Commerce Bancshares Inc.    2/2/2000     2,545.6          479.7         18.8          8.9
BB&T Corp. .....................   One Valley Bancorp Inc.           2/7/2000     6,413.0        1,202.2         18.8         30.1
Huntington Bancshares Inc. .....   Empire Banc Corporation           2/7/2000       505.9          138.7         27.4         39.5
BancorpSouth Inc. ..............   First United Bancshares Inc.     4/17/2000     2,666.0          455.7         17.1         42.6
M&T Bank Corporation ...........   Keystone Financial Inc.          5/17/2000     7,012.3        1,026.7         14.6         33.4
U.S.  Bancorp ..................   Scripps Financial Corporation    6/27/2000       643.3          155.2         24.1         29.5
M&T Bank Corporation ...........   Premier National Bancorp Inc.    7/10/2000     1,570.1          343.2         21.9         57.0
Southwest Securities Group .....   Matrix Bancorp Inc.              7/14/2000     1,302.6          112.3          8.6        140.6
BB&T Corp. .....................   FCNB Corp                        7/27/2000     1,593.1          226.5         14.2         (8.8)
BB&T Corp. .....................   BankFirst                        8/23/2000       848.8          149.7         17.6          9.8

Maximum ........................                                                  7,012.3        1,202.2         27.4        140.6
Minimum ........................                                                    505.9          112.3          8.6         (8.8)
Average ........................                                                  2,510.1          429.0         18.3         38.3
Median .........................                                                  1,581.6          284.9         18.2         31.7


Deal Price: $26.875
BB&T Corp ......................   FirstSpartan                                     585.7          103.9         17.7         31.9

Over/(Under) Average Comparables                                                                  (325.1)        (0.6)        (6.4)


                                                                                                               Deal Pr/     Deal Pr/
                                                                                    Deal          Deal Pr/       LTM       LTM Core
                                                                                    Pr/Bk          Tg Bk         EPS          EPS
                                                                                    -----          -----         ---          ---
                                                                                     (%)            (%)          (x)          (x)

Wells Fargo & Company ..........   First Commerce Bancshares Inc.    2/2/2000       191.7          197.2         16.2         18.3
BB&T Corp. .....................   One Valley Bancorp Inc.           2/7/2000       211.4          232.5         15.1         15.4
Huntington Bancshares Inc. .....   Empire Banc Corporation           2/7/2000       304.0          306.1         19.8         25.9
BancorpSouth Inc. ..............   First United Bancshares Inc.     4/17/2000       175.3          186.7         13.6         13.7
M&T Bank Corporation ...........   Keystone Financial Inc.          5/17/2000       184.5          204.0         21.2         12.5
U.S.  Bancorp ..................   Scripps Financial Corporation    6/27/2000       325.6          325.6         32.9         32.4
M&T Bank Corporation ...........   Premier National Bancorp Inc.    7/10/2000       242.8          250.9         16.5         16.7
Southwest Securities Group .....   Matrix Bancorp Inc.              7/14/2000       176.9          176.9         11.2         11.4
BB&T Corp. .....................   FCNB Corp                        7/27/2000       243.3          259.7         19.5         15.4
BB&T Corp. .....................   BankFirst                        8/23/2000       161.2          164.5         16.3         15.9

Maximum ........................                                                    325.6          325.6         32.9         32.4
Minimum ........................                                                    161.2          164.5         11.2         11.4
Average ........................                                                    221.7          230.4         18.2         17.8
Median .........................                                                    201.6          218.3         16.4         15.7



Deal Price: $26.875
BB&T Corp ......................   FirstSpartan                                     144.1        144.1        15.2        15.2

Over/(Under) Average Comparables                                                    (77.6)       (86.3)       (3.0)       (2.6)

* Source for Acquisition Comparables: SNL Securities.


                                 Financial Data

                                Financial Summary

     For Quarter Ended:         6/30/00           6/30/00
                                 BB&T*             FSPT
                                 ----              ----
ROA                              1.62%             1.11%
ROE                             21.33              9.21
Net interest margin (FTE)        4.22              3.68
CB Efficiency ratio             50.23             55.00
Net charge-offs                   .22               .01
Reserve/NPLs                   384.28            100.90
NPAs/assets                       .29               .67

* Recurring earnings

                                Capital Strength

                              BB&T           FSPT
                            (6/30/00)      (6/30/00)
                            ---------      ---------
Equity/assets                  7.6%          12.1%
Leverage capital ratio         7.1%          11.9%
Total risk-based capital      12.7%          18.3%

                            Rationale For Acquisition

- BB&T has an announced strategy to pursue in-market (Carolinas/Virginia/West Virginia/DC/Maryland/Georgia/Tennessee) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range.
    The acquisition of FirstSpartan Financial Corp. is consistent with this strategy.
- This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.

                              Strategic Objectives

The key strategic objectives achieved in this acquisition:
- Enhances franchise value with an additional $586 million in assets in Upstate SC and the number one market share position in Greenville and Spartanburg counties.
-   Improves efficiency
    - 45.0% cost savings fully realized in the first 12 months of operations following conversion.
- Utilizes FirstSpartan's branch franchise to sell BB&T's broad array of retail and commercial banking products to their existing customer base and expand the reach of the branch beyond FirstSpartan's traditional thrift customer.
- Increases product and market penetration through the use of BB&T's world standard sales system.

                              Franchise Enhancement

- Acquisition of a successful $586 million community bank that has an operating philosophy and core values very similar to those of BB&T.
- Moves BB&T from the number four market share position in economically attractive Spartanburg County to the number one position with a 25% market share.*
- Strengthens BB&T's existing #1 market share position in the strategically important Greenville - Spartanburg - Anderson MSA.

* Based on June 30, 1999 FDIC Deposit Information

                             Efficiency Improvement

                          Targeted Annual Cost Savings
                          ----------------------------
                          $6.2 million or approximately
                          45.0% of FSPT's expense base

                      Assumes closing of 6 of 11 locations
                           or 55% of FSPT's branches

                           After-Tax One-Time Charges

                   One-time after-tax merger-related charges
                                  $2.8 million

                                Branch Locations

        [Map showing location of both existing and pending BB&T branches throughout MD, VA, DC, WV, KY, NC, SC, TN and GA inserted here]

                                Branch Locations

      [Map showing location of BB&T and FirstSpartan Financial Corporation branches throughout South Carolina inserted here]

                             Market Characteristics

       [Graphic of State of South Carolina inserted on left side of slide]

- According to a study conducted by the European version of Expansion Management magazine, Greenville-Spartanburg-Anderson MSA received nearly $1.9 billion in European investment from 1998 to 1999, the most of any area in the U.S.
- The Greenville-Spartanburg-Anderson MSA is a key part of the super-regional urban corridor along I-85. This geographic area, stretching from Atlanta through Upstate South Carolina to the triangle area in North Carolina, has been cited as one of the fastest growing urban regions in the nation.
- Greenville-Spartanburg-Anderson MSA ranks in the top 50 MSA's in net in-migration.
- BMW recently announced plans for a $300 million expansion of its Spartanburg County facility, which will create an additional 500 jobs. This follows a recently completed $600 million investment which doubled the employment for the production of the X5.
- More than 500 manufacturing companies are located in Spartanburg County. Although the textile industry in still a major component of the area's industrial base, the area is now home to a broad array of other industries such as automotive and automotive-related industries and food processing and packaging industries.
- Entrepreneur magazine named the Greenville-Spartanburg-Anderson MSA as the 8th best mid-sized area for small business.

                            BB&T Investment Criteria

-        EPS and Cash Basis EPS (accretive by year 2)
-        Internal rate of return (15% or better)
-        Return on equity and Cash Basis ROE (accretive by year 3)
-        Return on assets and Cash Basis ROA (accretive by year 3)
-        Book value per share (accretive by year 5)
-        Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes tradeoffs among criteria.

                                   Assumptions

- BB&T's 2000 and 2001 EPS are based on a First Call estimate of $2.17 and $2.47 and subsequent years are based on 12% income statement and balance sheet growth.
- FSPT's 2000 EPS is based on an EPS estimate of $1.75 provided by FSPT's management.
- 45% annual cost savings ($6.2 million) fully realized in the first 12 months following conversion.
- Growth Rates - Following the acquisition, we have assumed 12% income statement and balance sheet growth except for the enhancements cited below:
    - FSPT's noninterest income is grown at approximately 22% in years 1-5, 14% in year 6 and year 7, and is then grown at 12% in the remaining periods.
    - FSPT's noninterest expense is grown at approximately 8% in year 1 and then at 12% in the remaining years.
- FSPT's core net interest margin (non-FTE) is incrementally increased over years 3-7 from a projected 3.53% in year 1 to 4.25% in year 7 and held constant thereafter.
- FSPT's loan loss allowance is immediately raised to 1.30% to match BB&T's reserve philosophy.
- FSPT's net charge-off rate for loan losses is incrementally increased over years 1-5 from a projected 0.16% in year 1 to 0.35% in year 5 and held constant thereafter.
- BB&T expects to purchase substantially all of the shares of its common stock to be issued in connection with this transaction. Such purchases will be made pursuant to authority granted by BB&T's board of directors.

                            Earnings Per Share Impact

                           Accretion                     Accretion
                           (Dilution)     Pro Forma      (Dilution)
           Pro Forma       Pro Forma      Cash Basis     Pro Forma
              EPS           Shares           EPS           Shares
          -----------     -----------    ------------   ------------
2001*       $ 2.47           $0.004         $ 2.62         $0.012
2002          2.78            0.013           2.93          0.021
2003          3.12            0.019           3.26          0.027
2004          3.50            0.027           3.64          0.035
2005          3.92            0.037           4.07          0.045
2006          4.40            0.047           4.54          0.055
2007          4.93            0.059           5.08          0.066
2008          5.53            0.068           5.67          0.076
2009          6.20            0.079           6.34          0.087
2010          6.94            0.091           7.09          0.099

Internal Rate of Return      22.62%
                             ------

* Recurring Earnings

                                   ROE Impact 1

                                   Pro Forma
        Pro Forma                  Cash Basis
         ROE (%)        Change       ROE (%)     Change
       -----------     --------   ------------  --------
2001 2    21.59          0.034        26.72       0.420
2002      21.86          0.090        26.11       0.409
2003      21.39          0.106        24.70       0.350
2004      20.93          0.118        23.52       0.306
2005      20.52          0.128        22.54       0.273

1 The decrease in ROE results from the build up in equity relative to assets.
  If consistent with attaining and maintaining a leverage capital ratio of at least 7%, BB&T may choose to leverage the balance sheet further through future purchase acquisitions.
2 Recurring earnings

                                   ROA Impact

                                   Pro Forma
        Pro Forma                  Cash Basis
         ROA (%)        Change       ROA (%)     Change
       -----------     --------   ------------  --------
2001*     1.64          (0.017)      1.75        (0.012)
2002      1.64          (0.012)      1.75        (0.007)
2003      1.65          (0.009)      1.74        (0.005)
2004      1.65          (0.006)      1.73        (0.003)
2005      1.66          (0.004)      1.73        (0.001)

* Recurring earnings

                            Book Value/Capital Impact

                Pro Forma
           Book Value Per Share
           --------------------     Pro Forma
                      Accretion     Leverage      Accretion
          Stated      (Dilution)      Ratio       (Dilution)
         --------    ------------   ----------    -----------
2001    $ 12.00       $ 0.003         7.05%        (0.153)
2002      13.75         0.012         7.42         (0.139)
2003      15.77         0.026         7.76         (0.125)
2004      18.08         0.047         8.08         (0.111)
2005      20.66         0.076         8.36         (0.097)
2006      23.57         0.113         8.60         (0.083)
2007      26.82         0.160         8.82         (0.069)
2008      30.47         0.214         9.00         (0.056)
2009      34.56         0.278         9.17         (0.045)
2010      39.14         0.350         9.31         (0.034)

                                     Summary

-   The acquisition of FirstSpartan Financial Corp. is a strong strategic fit:
    - Significantly improves our existing franchise in Spartanburg County with a resulting market share percentage of 25%.
    - It helps accomplish our goal of expanding and strengthening our position in Upstate South Carolina.
    -   It fits culturally and geographically.
-   Overall Investment Criteria are met:
    -   EPS and Cash Basis EPS accretive in year 1
    -   IRR 22.62%
    -   ROE and Cash ROE accretive immediately
    -   ROA accretive in year 7 and Cash ROA accretive in year 6
    -   Book value accretive in year 1
    -   Combined leverage ratio remains above 7%

                                    Appendix

-   Historical Financial Data
-   Glossary
- Where to go for additional information about BB&T, FirstSpartan and the merger


FirstSpartan
Financial Summary

For The Year Ending                           June 30,    June 30,        June 30,
                                                1998        1999            2000
                                              --------   --------        ---------
Earnings Summary  (In thousands)
Interest Income (FTE)
Interest on loans & leases ................   $ 32,146   $ 34,811         $ 37,622
Interest & dividends on securities ........      1,349      1,936            2,214
Interest on temporary investments .........      3,919      1,878            1,070
                                              --------   --------        ---------
    Total interest income (FTE) ...........     37,414     38,625           40,906
                                              --------   --------        ---------

Interest Expense
Interest expense on deposit accounts ......     17,003     16,885           17,157
Interest on short-term borrowings .........        150      1,481            4,066
Interest on long-term debt ................       --         --               --
                                              --------   --------        ---------
    Total interest expense ................     17,153     18,366           21,223
                                              --------   --------        ---------

Net interest income .......................     20,261     20,259           19,683

Provision for loan losses .................        460        800              683
                                              --------   --------        ---------
Net interest income after provision .......     19,801     19,459           19,000
                                              --------   --------        ---------

Noninterest Income
Service charges on deposit accounts .......      1,378      2,225            3,181
G / (L) on sale of real estate & securities       --          (53)            --
Other operating income ....................        988      1,926            1,075
                                              --------   --------        ---------
    Total noninterest income ..............      2,366      4,098            4,256
                                              --------   --------        ---------

Noninterest Expense
Personnel .................................      5,016      9,318            7,627
Occupancy & equipment .....................      1,106      1,504            1,566
FDIC premiums .............................        354        326              265
Other operating expenses ..................      3,344      1,732            3,990
                                              --------   --------        ---------
    Total noninterest expense .............      9,820     12,880           13,448
                                              --------   --------        ---------

Net income before taxes ...................     12,347     10,677            9,808
Income taxes ..............................      4,807      4,484            3,866
                                              --------   --------        ---------
Net income before nonrecurring charges ....      7,540      6,193            5,942
                                              --------   --------        ---------
Nonrecurring charges ......................       --       (1,219) (1)         --
                                              --------   --------        ---------
    Net income ............................   $  7,540   $  4,974         $  5,942
                                              ========   ========        =========

Basic EPS .................................   $   1.85   $   1.36         $   1.77
Diluted EPS ...............................       1.85       1.36             1.77
Diluted EPS before nonrecurring charges ...       1.85       1.69             1.77

Book value ................................   $  29.57   $  17.43         $  18.65

EOP shares ................................      4,253      3,788            3,720
Basic shares ..............................      4,067      3,666            3,360
Diluted shares ............................      4,067      3,666            3,360

Note 1:  Reflects after-tax effect of $2.1 million compensation charge related to $12 special dividend.



FirstSpartan
Financial Summary

For The Year Ending                          June 30,      June 30,      June 30,
                                               1998          1999          2000
                                             --------      --------      --------
Average Balance Sheet
(In thousands)
Assets
Loans ..................................     $395,465      $441,514      $474,156
Securities .............................       22,059        34,127        34,820
Other earning assets ...................       63,967        34,902        18,147
                                             --------      --------      --------
    Total interest-earning assets ......      481,491       510,543       527,123
                                             --------      --------      --------

Goodwill & other intangibles ...........         --            --            --
Other assets ...........................       17,544        24,740        31,957
                                             --------      --------      --------
    Total assets .......................     $499,035      $535,283      $559,080
                                             ========      ========      ========

Net interest margin ....................         4.21%         3.97%         3.73%



Liabilities & Shareholders' Equity
Interest-bearing deposits:
Money Market & NOW .....................     $ 51,462      $ 71,262      $ 77,875
Savings ................................       61,931        55,485        53,001
CD's and other time ....................      238,845       245,720       257,055
                                             --------      --------      --------
    Total interest-bearing deposits ....      352,238       372,467       387,931
Short-term borrowed funds ..............        2,970        27,603        72,405
Long-term debt .........................         --            --            --
                                             --------      --------      --------
    Total interest-bearing liabilities .      355,208       400,070       460,336

Demand deposits ........................        9,660        15,960        23,530
Other liabilities ......................        6,901         5,725         7,016
                                             --------      --------      --------
    Total liabilities ..................      371,769       421,755       490,882
                                             --------      --------      --------

Common equity ..........................      127,266       113,528        68,198
                                             --------      --------      --------
    Total equity .......................      127,266       113,528        68,198
                                             --------      --------      --------

                                             --------      --------      --------
Total liabilities & shareholders' equity     $499,035      $535,283      $559,080
                                             ========      ========      ========

                                                                              31


FirstSpartan
Financial Summary
For The Year Ending
                                                  June 30,        June 30,          June 30,
                                                    1998            1999              2000
                                                 ----------      ----------        ----------
Ratio Analysis
ROA ...................................               1.51%        1.16%             1.06%
ROCE ..................................               5.92%        5.46%             8.71%
Efficiency ratio ......................              43.4%        52.8%             56.2%
Adj. noninterest income / Adj. revenues              10.5%        17.0%             17.8%
Average equity / Average assets .......              25.5%        21.2%             12.2%

Credit Quality
(In thousands)
Beginning .............................       $     1,796     $   2,179      $     2,896
                                                 ----------      ----------      ----------

Provision .............................               460           800              683
Acquired allowance ....................               --            --                --
Net charge-offs .......................               (77)          (83)            (105)
                                                      --            --                --
                                                 ----------      ----------      ----------
Ending allowance ......................       $     2,179     $   2,896      $     3,474
                                                 ----------      ----------      ----------



Allowance .............................              0.52%         0.66%            0.69%
Charge-off rate .......................              0.02%         0.02%            0.02%

Period end loans & leases .............       $   419,484     $ 438,638      $   507,123

Period end common equity ..............       $   125,761     $  66,041      $    69,384


                                                                              32

                                    Glossary

Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring   Results  or  Ratios  -  earnings   excluding  charges  and  expenses
principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T's proposed acquisition of FirstSpartan Financial Corp on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated September 5, 2000, between BB&T and FirstSpartan. This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC").

Shareholders of FirstSpartan and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T, FirstSpartan, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (http://www.sec.gov) and from FSPT and BB&T as follows:

Lamar Simpson                       Alan W. Greer
Chief Financial Officer             Shareholder Reporting
FirstSpartan Financial Corp.        BB&T Corporation
Post Office Box 1806                Post Office Box 1290
Spartanburg, SC 29304               Winston-Salem, North Carolina 27102
Phone: (864) 580-5500               Phone: (336) 733-3021

In addition to the proposed registration statement and proxy statement/prospectus, BB&T and FSPT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T's and FSPT's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BB&T CORPORATION
                                                (Registrant)

                                     By:         /S/ SHERRY A. KELLETT

                                                    Sherry A. Kellett
                                Senior Executive Vice President and Controller
                                           (Principal Accounting Officer)

Date:  September 6, 2000.